UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported) December 15, 2006

AMERICAN FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	1-13653	31-1544320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
One East Fourth Street, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On November 15, 2006, American Financial Group, Inc. (the "Company") announced that its Board of Directors had approved a 3-for-2 stock split of the Company's outstanding shares of common stock (the "Common Stock") effective December 15, 2006, for shareholders of record on November 30, 2006.

The Company is undertaking to meet the requirements of Rule 416(b) under the Securities Act of 1933, as amended, regarding the Registration Statements of the Company on Forms S-8 (File Nos. 333-14935 (Retirement and Savings Plan), 333-91945 (Deferred Compensation Plan),  333-125304 (2005 Stock Incentive Plan)) and Form S-3 (File No. 333-102567 (Dividend Reinvestment Plan)) (collectively, the "Registration Statements"). Under Rule 416(b), if additional securities are issued as a result of a stock split prior to the completion of the distribution of the securities covered by a registration statement, then the additional securities are covered by the registration statement, provided that the registration statement is amended. As discussed, the Company has effected the Stock Split. Pursuant to Rule 416(b), by virtue of this filing, the Registration Statements are deemed to cover the additional shares of common stock that may be sold as a result of the Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: December 21, 2006
Karl J. Grafe
Vice President